SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           KRYPTIC ENTERTAINMENT INC.
             (Exact name of registrant as specified in its charter)

        Nevada                                             83-0510954
(State of incorporation)                     (I.R.S. Employer Identification No)

                         Suite 208, 800 N. Rainbow Blvd.
                              Las Vegas, NV, 89107
                                Ph: 702.460.6392
          (Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-151141

     Securities to be registered pursuant to Section 12(b) of the Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:
                         Common Stock, $.001 par value

The Commission is respectfully requested to send copies of all notices, orders and communications to:

                            The O'Neal Law Firm, P.C.
                            14835 East Shea Boulevard
                               Suite 103, PMB 494
                          Fountain Hills, Arizona 85268
                              (480) 812-5058 (tel)
                              (888) 353-8842 (fax)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The class of securities to be registered hereby is the common stock, $.001 par value per share (the "Common Stock'), of Kryptic Entertainment Inc. (the "Company"), a Nevada corporation.

A description of the Common Stock is contained in the Registration Statement on Form S-1 as originally filed with the Securities and Exchange Commission on May 23, 2008, Registration Statement File No. 333-151141. Such description is incorporated herein by reference. As of the filing of this Registration Statement, the Registrant had 5,499,000 shares outstanding.

ITEM 2. EXHIBITS.

    Exhibit No.                              Description
    -----------                              -----------

        1. Registration Statement on Form S-1 (SEC File No. 333-151141) as originally filed with the SEC on May 23, 2008 incorporated herein by reference thereto.

        2. Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Form S-1, filed with the SEC on May 23, 2008.

        3.        Bylaws of the Company, incorporated by reference to Exhibit
                  3.2 to the Company's Form S-1, filed with the SEC on May 23, 2008.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                        KRYPTIC ENTERTAINMENT INC.


Date: June 11, 2008                     By: /s/  John LaGourgue
                                           -------------------------------
                                        Name:  John LaGourgue
                                        Title: President